Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021, with respect to the financial statements of Biocept, Inc., as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

November 15, 2021